Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated May 27, 2026, relating to the financial statements of Transcat, Inc and the effectiveness of Transcat, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Transcat, Inc. for the year ended March 28, 2026.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Rochester, NY

September 4, 2026